UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2023

TreeHouse Foods, Inc.
(Exact name of registrant as specified in charter)

Commission File Number: 001-32504

Delaware		20-2311383
(State or Other Jurisdiction of Incorporation)		(IRS Employer Identification No.)

2021 Spring Road Suite 600
Oak Brook	IL	60523
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	THS	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2023, TreeHouse Foods, Inc. (the “Company”) announced that Patrick O’Donnell, 44, has been elected Executive Vice President and Chief Financial Officer of the Company effective immediately. Most recently, Mr. O’Donnell has served as Interim Chief Financial Officer and Chief Accounting Officer for the Company since June 30, 2022. Mr. O’Donnell joined TreeHouse in July 2017 and has served in increasingly senior finance and accounting roles for the Company throughout his tenure, including as Assistant Corporate Controller, Corporate Controller, leading the Company’s Corporate Financial Planning & Analysis function, and as Vice President, Corporate Controller, and Principal Accounting Officer prior to serving as Interim Chief Financial Officer and Chief Accounting Officer. Previous to joining the Company, Mr. O’Donnell held roles with increasing responsibility for more than 14 years at PricewaterhouseCoopers. He holds a bachelor’s degree in Accounting from Marquette University.

Under the terms of his employment, as agreed with the Company, effective April 26, 2023, Mr. O’Donnell will be entitled to (i) an annual base salary of $550,000, (ii) a target cash bonus opportunity under the Company’s Annual Short-Term Incentive Plan at 75% of his base salary, subject to such terms as set by the Compensation Committee of the Company’s Board of Directors, with an annual payout up to 200% of his target depending upon performance against the financial and strategic metrics set by the Company, prorated based on the effective date of his promotion for the 2023 plan year, (iii) participation in the Company’s Equity and Incentive Plan with an annual long term incentive plan award beginning in March 2024, which will be comprised of a blend of restricted stock units and performance stock units with a targeted aggregate grant date value of 160% of his base salary, that will vest ratably over three years and will be tied to specific performance criteria as set by the Compensation Committee of the Company’s Board of Directors; and (iv) an annual perquisite allowance of $10,000.

There are no arrangements or understandings between Mr. O’Donnell and any other person pursuant to which Mr. O’Donnell was appointed to serve as Executive Vice President and Chief Financial Officer of the Company. There are no family relationships between Mr. O’Donnell and any director or executive officer of the Company, and Mr. O’Donnell does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.     Regulation FD Disclosure.

On April 26, 2023, the Company issued a press release relating to the matters described above in Item 5.02. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 7.01 of Form 8-K and Exhibit 99.1 attached hereto are being furnished pursuant to Item 7.01 of Form 8-K and therefore shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 9.01.     Financial Statements and Exhibits
(d)Exhibit

Exhibit Number	Exhibit Description

99.1	Press Release dated April 26, 2023 announcing appointment of Patrick O'Donnell as Executive Vice President and Chief Financial Officer
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date:	April 26, 2023	By:	/s/ Kristy N. Waterman
Kristy N. Waterman

Executive Vice President, Chief Human Resources Officer, General Counsel, and Corporate Secretary